EXHIBIT 24.1
POWER OF ATTORNEY
Each of the undersigned directors of Exelon Corporation, a Pennsylvania corporation (the “Corporation”), hereby constitutes and appoints Christopher M. Crane or Joseph Nigro and each or any one of them, true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments), and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned have signed this Power of Attorney this 25th day of May, 2020.

/s/Mayo A. Shattuck III
Mayo A. Shattuck III

/s/Anthony K. Anderson
Anthony K. Anderson

/s/Ann C. Berzin
Ann C. Berzin

/s/Laurie Brlas
Laurie Brlas

/s/Yves C. de Balmann
Yves C. de Balmann

/s/Nicholas DeBenedictis
Nicholas DeBenedictis

/s/Linda P. Jojo
Linda P. Jojo

/s/Paul L. Joskow
Paul L. Joskow

/s/Robert J. Lawless
Robert J. Lawless

/s/John M. Richardson
John M. Richardson

/s/John F. Young
John F. Young